UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) August 19, 2010

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD 21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 1.01 Entry into an Material Definitive Agreement.

On August 19, 2010, Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (the “Company”), entered into an amendment (the “Amendment”) of its fourth amended and restated credit agreement (as amended, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the guarantors party thereto and the lenders party thereto.

Under the Amendment, STG paid down $35.0 million of the $305.0 million outstanding under the term loan B facility (“Term Loan B”) and repriced the remaining $270.0 million outstanding (the “Amended Term Loan B”).  The Amended Term Loan B will initially bear interest at LIBOR, subject to a 1.50% LIBOR floor, plus 4.00% and principal amortization will continue until the scheduled final payment on October 29, 2015 or upon earlier termination of the Amended Term Loan B pursuant to the terms in the Credit Agreement.  STG has the right to prepay the Amended Term Loan B at any time; provided, however, that if STG prepays, reprices downward or otherwise refinances all or any portion of the Amended Term Loan B prior to the first anniversary of the Amendment, then it will be required to pay the Amended Term Loan B lenders a prepayment premium equal to 1.00% of the aggregate amount prepaid, repriced or otherwise refinanced.  The Amendment also provides STG with additional incremental term loan capacity up to $100.0 million. The revolving credit facility under the Credit Agreement remains materially the same.

The Credit Agreement retains certain (i) negative covenants, including, but not limited to, restrictions on indebtedness, liens, payments, investments, mergers, consolidations, liquidations and dissolutions, acquisitions, sales and other dispositions of assets, loans and advances and affiliate transactions and (ii) financial maintenance covenants, including an interest coverage ratio, a first lien secured indebtedness ratio and a total indebtedness ratio. The Credit Agreement also retains affirmative covenants, representations and warranties and events of default, including certain cross-acceleration provisions, customary for an agreement of its type.

STG’s obligations under the Credit Agreement are jointly and severally guaranteed by the guarantors party thereto, which guarantors include the Company and certain subsidiaries of the Company (collectively, the “Guarantors”).  Further, STG’s obligations under the Credit Agreement are secured by a first-priority lien on substantially all of the tangible and intangible assets (whether now owned or hereafter arising or acquired) of STG and the subsidiaries of STG and the Company that are Guarantors and, with respect to the Company, the capital stock of certain of its directly owned subsidiaries.

The foregoing summary does not purport to be a complete statement of the terms under the Amendment or the Credit Agreement and the transactions contemplated thereby, and such summary is qualified in its entirety by reference to the Amendment and the Credit Agreement, a copy of which will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2010.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit shall be deemed to be furnished and not filed.

Exhibit 99.1 Press Release dated August 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David B. Amy
	Name:	David B. Amy
	Title:	Executive Vice President and Chief Financial Officer
Dated: August 19, 2010